EXHIBIT 4.10

The Premcor Refining Group Inc.

To

Deutsche Bank Trust Company Americas

Trustee

SUPPLEMENTAL INDENTURE

Dated as of November 12, 2003

7¾% Senior Subordinated Notes due 2012

FIRST SUPPLEMENTAL INDENTURE, dated as of November 12, 2003 (this “Supplemental Indenture”) between The Premcor Refining Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal executive office at 1700 E. Putnam Avenue, Suite 400, Old Greenwich, CT 06870, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS

The Company has entered into an Indenture dated February 11, 2003 with the Trustee (the “Indenture”) to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as in the Indenture provided.

The Company proposes to issue a series of Securities pursuant to the Indenture to be titled the 7¾% Senior Subordinated Notes due 2012 (the “Senior Subordinated Notes”).

Section 8.01(5) of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of series of Securities as permitted by Sections 2.01 and 2.02 thereof.

The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.

All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE

WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Subordinated Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Senior Subordinated Notes except as otherwise provided in the Indenture or this Supplemental Indenture, as follows:

Section 1. Definitions. Section 1.01 of the Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definitions of terms in the Indenture, shall govern with respect to the Senior Subordinated Notes and the Senior Notes (as defined herein). Terms defined in the Indenture and not otherwise defined herein are used herein with the same meanings.

“7½% Notes” means the Company’s 7½% Senior Notes due 2015.

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“9¼% Notes” means the Company’s 9¼% Senior Notes due 2010.

“9½% Notes” means the Company’s 9½% Senior Notes due 2013.

“Designated Senior Debt” means (i) any Indebtedness outstanding under the Credit Agreement, (ii) the Senior Notes, the 7½% Notes, the 8 3/8% Notes, the 8 5/8% Notes, the 9¼% Notes and the 9½% Notes and (iii) any other Senior Indebtedness permitted under the terms of the Senior Subordinated Notes, the principal amount of which is $20.0 million or more and that has been designated by the Company as “Designated Senior Debt”.

“Existing Indebtedness” means any of the Company’s Indebtedness or that of its Subsidiaries incurred on or outstanding as of the Issue Date and in any event Indebtedness evidenced by the Credit Agreement, the 7½% Notes, the 8 3/8% Notes, the 8 7/8% Senior Subordinated Notes, the 8 5/8% Notes, the 9¼% Notes, the 9½% Notes, the Port Arthur Notes, the Guaranty by PACC, Sabine River, Neches River and the Company of the Port Arthur Notes and of PAFC’s obligations under the Common Security Agreement and any Financing Documents (as defined in the Common Security Agreement), and the Ohio Water Bonds, whether or not outstanding on the Issue Date.

“Permitted Junior Securities” means the Company’s Capital Stock (and all warrants, options or other rights to acquire the Company’s Capital Stock) or debt securities that are subordinated to Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Indebtedness pursuant to the terms of the Senior Subordinated Notes.

“Senior Indebtedness” means (i) all Indebtedness outstanding under the Credit Agreement, (ii) Indebtedness represented by the Senior Notes, the 7½% Notes, the 8 3/8% Notes, the 8 5/8% Notes, the 9¼% Notes and the 9½% Notes, (iii) any other Indebtedness permitted to be incurred by the Company under the terms of the Senior Subordinated Notes, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes, and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (v) Indebtedness represented by preferred stock, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any of the Company’s Indebtedness to any of the its Subsidiaries or other Affiliates, (y) any trade payables, or (z) any Indebtedness that is incurred in violation of the terms of the Senior Subordinated Notes; provided, however, that any Indebtedness incurred under the Credit Agreement, in respect of which the lenders or the agent thereunder receive from the Company a representation that such Indebtedness is Senior Indebtedness for

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all purposes under the terms of the Senior Subordinated Notes, shall be Senior Indebtedness for all purposes under the terms of the Senior Subordinated Notes notwithstanding this clause (z).

“Senior Notes” means the Company’s 6¾% Senior Notes due 2011.

Section 2. Form and Terms of the Senior Subordinated Notes. This Supplemental Indenture establishes the form and terms of a series of Securities pursuant to Section 2.02 of the Indenture to be known as the 7¾% Senior Subordinated Notes Due 2012 as follows:

(a) The title of the Securities is the “7¾% Senior Subordinated Notes Due 2012”.

(b) The aggregate principal amount of the Senior Subordinated Notes which may be authenticated and delivered under the Indenture is initially limited to $175,000,000.

(c) The Senior Subordinated Notes will be issued in the forms attached hereto as Exhibit A-I for the 144A Global Securities and as Exhibit A-II for the Regulation S Temporary Global Securities, each in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

(d) The principal amount of the Senior Subordinated Notes shall be due and payable on February 1, 2012 (the “Maturity Date”).

(e) The Senior Subordinated Notes shall accrue interest from November 12, 2003 or, if interest has already been paid, from the date it was most recently paid. Interest on the Senior Subordinated Notes shall be payable semi-annually in arrears on February 1 and August 1 of each year (each date, an “Interest Payment Date”), in each such case to the Person in whose name such Senior Subordinated Note is registered at the close of business on the January 15 and July 15 immediately preceding such Interest Payment Date. The initial Interest Payment Date for the Senior Subordinated Notes is February 1, 2004. Interest on the Senior Subordinated Notes will accrue at the rate of 7¾% per annum until the principal thereof is paid or made available for payment.

(f) (i) The principal of, and interest on, the Senior Subordinated Notes shall be payable, (ii) the Senior Subordinated Notes may be surrendered or presented for payment, (iii) the Senior Subordinated Notes may be surrendered for registration of transfer or exchange and (iv) notices and demands to or upon the Company in respect of the Senior Subordinated Notes, the Supplemental Indenture and the Indenture may be served, in each case at the office or agency of the Company maintained for such purposes from time to time, and the Company also hereby appoints the Trustee, acting through its office or agency in the City of

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New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that at the option of the Company, payment of interest (other than interest due on the Maturity Date) on the Senior Subordinated Notes, if such Senior Subordinated Notes are issued in certificated form, may be made by check mailed to the address of the Holders entitled thereto, as such addresses shall appear in the security register (the “Security Register”); and provided, further, that (subject to Section 9.02 of the Indenture) the Company may at any time remove the Trustee as its office or agency in the City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations.

(g) The Senior Subordinated Notes will not be redeemable at the Company’s option prior to February 1, 2008. On or after February 1, 2008, the Company may redeem all or part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of such Senior Subordinated Notes to be redeemed at such Holder’s address appearing in the Company’s Security Register, in principal amounts of $1,000 or an integral multiple of $1,000, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Senior Subordinated Notes to be redeemed, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on February 1 in the years indicated below:

Year	Redemption Price
2008	103.875%
2009	101.938%
2010 and thereafter	100.000%

In addition, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to the extent the net cash proceeds are contributed to the Company’s equity capital to redeem for cash up to 35% in aggregate principal amount of the Senior Subordinated Notes originally issued hereunder at any time prior to February 1, 2006 at a redemption price equal to 107.750% of the aggregate principal amount, plus accrued and unpaid interest, of the Senior Subordinated Notes to be redeemed; provided that at least 65% of the principal amount of the Senior Subordinated Notes originally issued remains outstanding immediately after such redemption. Any such redemption must occur on or prior to 120 days after the Company’s receipt of the net cash proceeds of such Equity Offering and upon not less than 30 nor more than 60 days’ notice mailed to each Holder of the Senior Subordinated Notes to be redeemed at such Holder’s address appearing in the Security Register, in principal amounts of $1,000 or an integral multiple of $1,000.

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Subject to the provisions of Article 10 of the Indenture, if less than all of the Senior Subordinated Notes are to be redeemed at any time, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Senior Subordinated Notes to be redeemed; provided that Senior Subordinated Notes redeemed in part will only be redeemed in integral multiples of $1,000.

(h) Within 30 days following a Change of Control resulting in a Rating Decline with respect to the Senior Subordinated Notes and on any Asset Disposition Trigger Date, the Company shall commence an Offer to Purchase, in the case of a Change of Control resulting in a Rating Decline, for all or any amount (equal to $1,000 or an integral multiple thereof) of each Holder’s Senior Subordinated Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest to the date of purchase or, in the case of an Asset Disposition, for the maximum principal amount of such Senior Subordinated Notes that may be purchased out of the Excess Proceeds thereof and to purchase or prepay the maximum amount of the Company’s Indebtedness or that of Premcor USA having similar rights to be purchased out of Excess Proceeds, in each case at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, to the date of purchase, in each case in accordance with the procedures and subject to the conditions set forth in Section 10.08 of the Indenture. The Company shall comply with all applicable requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations thereunder to the extent applicable, in connection with any Offer to Purchase.

Prior to complying with the provisions of the immediately preceding paragraph, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness, to the extent necessary, to permit the repurchase of the Senior Subordinated Notes required by the provisions of the immediately preceding paragraph.

(i) The Senior Subordinated Notes are not subject to a sinking fund or analogous provision.

(j) 100% of the principal amount of the Senior Subordinated Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.02 of the Indenture.

(k) The Senior Subordinated Notes shall include all of the Events of Default set forth in the Indenture and the following shall be added to the end of each of Sections 4.01(1) and 4.01(2) of the Indenture: “, whether or not such payment is prohibited by the provisions of Section 3 of the Supplemental Indenture; or”. If payment of the Senior Subordinated Notes is accelerated

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because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the representative of such holders of the acceleration.

(l) The Company may elect to have its obligations discharged with respect to the outstanding Senior Subordinated Notes by legal or covenant defeasance in accordance with the procedures and subject to the conditions set forth in Article 13 of the Indenture; provided that, upon such legal or covenant defeasance the Senior Subordinated Notes shall no longer be subject to the provisions of Section 3 of this Supplemental Indenture.

(m) (i) The Senior Subordinated Notes will initially be issued in registered form only without interest coupons. Except under the circumstances described in paragraph (m)(vi), the Senior Subordinated Notes will initially be issued in global form only (each, a “Global Note”). The Senior Subordinated Notes will be issued at the closing of this offering only against payment in immediately available funds. The Company shall cause the Trustee to maintain the Security Register of the Senior Subordinated Notes, for registering the record ownership of the Senior Subordinated Notes by the Holders and transfers and exchanges of the Senior Subordinated Notes.

(ii) Each Global Note will initially be registered in the name of the depository of the Global Note (the “Depository”) or its nominee. The initial Depository shall be The Depository Trust Company (“DTC”). So long as DTC is serving as the Depository of the Global Certificates, such certificates shall bear the legend required by DTC.

(iii) Each Global Note will be delivered to the Trustee as custodian for the Depository. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depository, its successors or their respective nominees, except as set forth in paragraph (m)(vii).

(iv) The Senior Subordinated Notes will be issued initially as Transfer Restricted Securities, either as 144A Global Securities or Regulation S Temporary Global Securities.

(v) Beneficial interests in the Regulation S Global Securities may be exchanged for beneficial interests in the 144A Global Securities only if: (1) such exchange occurs in connection with a transfer of the Senior Subordinated Notes pursuant to Rule 144A; and (2) the transferor first delivers to the Trustee a written certificate (in the form provided in Section 1.03 of the Indenture) to the effect that the Senior Subordinated Notes are being transferred to a Person: (a) who the transferor reasonably believes to be a QIB within the meaning of Rule 144A; (b) purchasing for its own account or the account of a QIB in a transaction

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meeting the requirements of Rule 144A; and, (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions. Beneficial interest in Rule 144A Global Securities may be transferred to a Person who takes delivery in the form of an interest in Regulation S Temporary Global Securities or Regulation S Permanent Global Securities, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit B of the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 of the Securities Act (if available).

(vi) Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit C to the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

(vii) All Global Notes (except Regulation S Temporary Global Securities) will be exchanged by the Company for Definitive Securities if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Note or DTC is no longer registered or in good standing as a clearing agency under the Exchange Act, as amended, or other applicable statutes or registration, and in either case, a successor depository has not been appointed by the Company within 120 days of the notice, (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depository, or (z) the Company elects to no longer have the Senior Subordinated Notes represented by Global Notes. Upon the occurrence of any of the preceding events in (x), (y) or (z) above, Definitive Securities shall be issued in such names as the Depository shall instruct the Trustee and thereupon such Global Note will be deemed canceled. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture.

(n) Upon the consummation of the Exchange Offer in respect of the Senior Subordinated Notes in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 of the Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (w) they are receiving the Exchange Securities in the ordinary course of business, (x) they are not participating in a distribution of the Exchange Securities, (y) if they are a broker-dealer that acquires the Exchange Securities for their own account in exchange for outstanding Senior Subordinated Notes that they acquired through market-making or other trading activities, that they will deliver a prospectus when they resell or transfer any Exchange Securities, and (z)

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they are not affiliates (as defined in Rule 144 of the Securities Act) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Subordinated Notes, the Trustee shall (upon written direction of the Security Registrar, if the Security Registrar and Trustee are not the same person) cause the aggregate principal amount of the Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities such accepted Definitive Securities in the appropriate principal amounts.

(o) Payments of principal and interest on the Senior Subordinated Notes shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(p) The Trustee, Securities Registrar and Paying Agent for the Senior Subordinated Notes shall be Deutsche Bank Trust Company Americas.

(q) The Senior Subordinated Notes shall not be secured by any collateral.

(r) The Senior Subordinated Notes shall not be guaranteed by any Person.

(s) The Company shall not incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Senior Subordinated Notes; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guaranties arising or created in respect of some but not all such Senior Indebtedness.

(t) The Company shall not amend, modify or alter the terms of the Senior Subordinated Notes in any way that would (i) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Senior Subordinated Notes such that the final maturity date of the Senior Subordinated Notes is earlier than the 91st day following the final maturity date of the Senior Notes or (ii) amend the provisions of Section 3 of this Supplemental Indenture or any of the defined terms used herein or in the Indenture in a manner that would be adverse to the holders of the Senior Notes.

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(u) The covenants and agreements contained in paragraphs (s) and (t) of this Section 2 shall continue to apply to the Company following the occurrence of an Investment Grade Rating Event.

(v) The Senior Subordinated Notes shall have such further terms, covenants and provisions as are set forth in the form of each of the Senior Subordinated Notes attached hereto as Exhibit A-I and Exhibit A-II.

Section 3. Subordination. The Senior Subordinated Notes shall be subject to the following provisions.

Section 3.01. Agreement to Subordinate. The Company agrees, and each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note agrees, any provision of the Indenture, this Supplemental Indenture or the Senior Subordinated Notes to the contrary notwithstanding, that all obligations owed under and in respect of the Senior Subordinated Notes are subordinated in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all Senior Indebtedness of the Company, and that the subordination of the Senior Subordinated Notes pursuant to this Section 3 is for the benefit of all holders of all Senior Indebtedness of the Company whether outstanding on the Issue Date or incurred thereafter.

Section 3.02. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of the Senior Subordinated Notes will be entitled to receive any payment with respect to the Senior Subordinated Notes, and until all Obligations with respect to Senior Indebtedness are paid in full in cash or cash equivalents, any distribution to which the Holders of the Senior Subordinated Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Senior Subordinated Notes may receive and retain Permitted Junior Securities and payments made from the trust described in Article 13 of the Indenture).

Section 3.03. Default on Designated Senior Indebtedness. (a) The Company may not make any payment upon or in respect of the Senior Subordinated Notes (except in Permitted Junior Securities or from the trust described in Article 13 of the Indenture) if (i) a default in the payment of the principal of, or premium, if any, or interest on, or commitment fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable

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period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Indebtedness. Payments on the Senior Subordinated Notes may and shall be resumed (including the payment of any amounts previously blocked by such Payment Blockage Notice) (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 180 days.

To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

(b) Notwithstanding anything to the contrary in Section 3.02 hereof or this Section 3.03, Holders of Senior Subordinated Notes may continue to receive payments from any trust established pursuant to Article 13 of the Indenture prior to occurrence of an event prohibiting payment of or on the Senior Subordinated Notes.

Section 3.04. When Distributions Must Be Paid Over. If the Company shall make any payment to the Trustee on account of the principal of, or premium,

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if any, or interest and Special Interest, if any, on, the Senior Subordinated Notes, or the Holders of Senior Subordinated Notes shall receive from any source any payment on account of the principal of, premium, if any, or interest and Special Interest, if any, on, the Senior Subordinated Notes or any obligation in respect of the Senior Subordinated Notes, at a time when such payment is prohibited by this Section 3, the Trustee or such Holders of Senior Subordinated Notes shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of the Senior Indebtedness of the Company (pro rata as to each of such holders on the basis of the respective amounts of such Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all outstanding Senior Indebtedness of the Company until all such Senior Indebtedness has been paid in full, after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Indebtedness of the Company.

With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Section 3, and no implied covenants or obligations with respect to any holders of the Senior Indebtedness of the Company shall be read into this Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness of the Company, and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders of Senior Subordinated Notes, the Company or any other Person, money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Section 3, except if such payment is made at a time when a Responsible Officer has actual knowledge that the terms of this Section 3 prohibit such payment.

Section 3.05. Notice. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Section 3 unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of the Senior Indebtedness of the Company or a representative of any holders of such Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist; provided that if a Responsible Officer of the Trustee shall not have received the notice provided for in this Section 3.05 at least one Business Day prior to the date such payment is due pursuant to the terms hereof, then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to make such payment and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date (it being understood that nothing contained in this Section 3.05 shall limit the rights of the holders of the Senior Indebtedness of the Company to recover any payment pursuant to Section 3.04). The Trustee shall be entitled to rely on the delivery to it of written

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notice by a Person representing itself to be a holder of the Senior Indebtedness of the Company (or a representative thereof) to establish that such notice has been given. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Section 3, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 3, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Supplemental Indenture pending judicial determination as to the rights of such person to receive such payment.

The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts they know that would cause a payment of principal of, premium, if any, or interest and Special Interest, if any, on, the Senior Subordinated Notes or any other obligation in respect of the Senior Subordinated Notes to violate this Section 3, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to the Senior Indebtedness of the Company provided in this Section 3 or the rights of holders of such Senior Indebtedness under this Section 3.

Section 3.06. Subrogation. After all Senior Indebtedness of the Company has been paid in full and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Senior Subordinated Notes have been applied to the payment of such Senior Indebtedness. A distribution made under this Section 3 to holders of the Senior Indebtedness of the Company that otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the Company and the Holders of Senior Subordinated Notes, a payment by the Company on its Senior Indebtedness.

Section 3.07. Relative Rights. This Section 3 defines the relative rights of Holders of Senior Subordinated Notes and holders of the Senior Indebtedness of the Company. Nothing in this Supplemental Indenture or the Indenture shall: (a) impair, as between the Company and Holders of Senior Subordinated Notes, the obligations of the Company, which are absolute and unconditional, to pay principal of, premium, if any, and interest and Special Interest, if any, on the Senior Subordinated Notes in accordance with their terms; (b) affect the relative rights of Holders of Senior Subordinated Notes and the creditors of the Company

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other than their rights in relation to holders of the Senior Indebtedness of the Company; or (c) prevent the Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Senior Subordinated Notes.

The failure to make a payment on account of principal of or interest and Special Interest, if any, on the Senior Subordinated Notes by reason of any provision of this Section 3 shall not be construed as preventing the occurrence of an Event of Default under Section 4.01 of the Indenture.

Section 3.08. The Company and Holders of Senior Subordinated Notes May Not Impair Subordination. (a) No right of any holder of the Senior Indebtedness of the Company to enforce the subordination as provided in this Section 3 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Supplemental Indenture, the Indenture or the Senior Subordinated Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

(b) Without in any way limiting Section 3.08(a) hereof, the holders of any Senior Indebtedness of the Company may, at any time and from time to time to the extent not otherwise prohibited by this Supplemental Indenture or the Indenture, without the consent of or notice to any Holders of Senior Subordinated Notes, without incurring any liabilities to any Holder of Senior Subordinated Notes and without impairing or releasing the subordination and other benefits provided in this Supplemental Indenture, the Indenture or the obligations of the Holders of Senior Subordinated Notes to the holders of such Senior Indebtedness, even if any such Holder’s right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (A) the terms of such Senior Indebtedness, (B) any security for, or any Guarantee of, such Senior Indebtedness, (C) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability incurred in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any

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liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness of the Company) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability incurred in respect of such Senior Indebtedness.

(c) Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note agrees not to compromise, release, forgive or otherwise discharge the obligations with respect to such Holder’s Senior Subordinated Note unless holders of a majority of the outstanding amount of each class of Senior Indebtedness of the Company consent to such compromise, release, forgiveness or discharge.

Section 3.09. Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their representative, if any. If any payment or distribution of the assets of the Company is required to be made to holders of any of the Senior Indebtedness of the Company pursuant to this Section 3, the Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a representative of such Senior Indebtedness or a custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Section 3.

Section 3.10. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Senior Subordinated Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest and Special Interest, if any, on, the Senior Subordinated Notes to violate this Section 3. Only the Company, a representative of Senior Indebtedness of the Company, or a holder of Senior Indebtedness of the Company that has no representative may give such notice.

To the extent permitted by the Trust Indenture Act, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any agent of the Trustee may do the same with like rights.

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Nothing in this Section 3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.07 of the Indenture.

Section 3.11. Authorization to Effect Subordination. Each Holder of Senior Subordinated Notes by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 3, and appoints the Trustee as such Holder of Senior Subordinated Notes’ attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Senior Subordinated Notes that such Holder of Senior Subordinated Notes holds in the form required in any insolvency or liquidation proceeding and causing such claim to be approved).

If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders of Senior Subordinated Notes prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a representative of any Senior Indebtedness of the Company is hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders of Senior Subordinated Notes.

Section 3.12. Payment. A payment on account of or with respect to any Senior Subordinated Note shall include, without limitation, principal, premium, interest or Special Interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or obligation being subordinated to the Senior Subordinated Notes, and any direct or indirect payment or recovery on any claim as a Holder of Senior Subordinated Notes relating to or arising out of this Supplemental Indenture, the Indenture or any Senior Subordinated Note, or the issuance of any Senior Subordinated Note, or the transactions contemplated by this Supplemental Indenture, the Indenture or referred to herein or therein.

Section 4. Scope of Supplemental Indenture. Except as specifically supplemented and amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 5. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded as the case may be.

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Section 6. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 7. Separability Clause. In case any provision in this Supplemental Indenture or in the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Senior Subordinated Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Senior Subordinated Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 9. Governing Law. This Supplemental Indenture and each Senior Subordinated Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof).

Section 10. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 12. Trustee Not Responsible for Recitals or Issuance of Senior Subordinated Notes. The recitals contained herein and in the Senior Subordinated Notes, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their accuracy or completeness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or the Senior Subordinated Notes and shall not be accountable for the use or application by the Company of the Senior Subordinated Notes or the proceeds thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE PREMCOR REFINING GROUP INC.

By

Attest:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By

Attest:

Exhibit A-I to the Supplemental Indenture

7¾% SENIOR SUBORDINATED NOTE DUE 2012

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”),

OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR

THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE OR THE COMPANY) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE OR THE COMPANY) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE

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AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

3

THE PREMCOR REFINING GROUP INC.

Cusip No. 74047PAL8	$173,775,000

No. 1

The Premcor Refining Group Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum set forth above in United States Dollars (or such other amount indicated on the Schedule of Exchanges of Securities attached hereto) on February 1, 2012 and to pay interest thereon from November 12, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 2004, at the rate of 7¾% per annum, until the principal hereof is paid or made available for payment and such interest shall be payable on demand; provided, however, that if (i) within 150 days following November 12, 2003 the Company has not filed the registration statement relating to the Exchange Offer or has not filed with the Commission a shelf registration statement within 45 days following the date the obligation to file such shelf registration statement arose, or (ii) the registration statement has not become effective or been declared effective by the Commission within 225 days following the Issue Date, or (iii) the shelf registration statement has not become effective within 105 days of the date on which the obligation to file such shelf registration statement arose, or (iv) the Exchange Offer has not been consummated within 30 business days after the effectiveness deadline of the Exchange Offer (if such Exchange Offer is then required to be made); or (v) any registration statement or shelf registration statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded within 30 days by an additional registration statement filed and declared effective (any such event referred to in clauses (i) through (v), the “Registration Default”), then, the per annum interest rate will increase by 0.25% for the period from the occurrence of such Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate); provided, further that if the Exchange Offer has not been consummated within 270 days following the Issue Date (or, if applicable, the shelf registration statement has not become effective by the 150th day after the obligation to file it arose), then the per annum interest rate will increase by an additional 0.25%, to 0.50% (such interest rate increases the “Special Interest”) for so long as the Exchange Offer has not been consummated (or until a shelf registration statement becomes effective).

Any accrued and unpaid interest on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date.

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The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005 maintained for such purpose and at any other office or agency maintained by the Company for such purpose (any such location being called a “Place of Payment”); provided, however, that at the option of the Company, payment of interest may be made by check to the address of the Person entitled thereto as such address shall appear on the Security Register (subject to the next succeeding paragraph). Any such interest not so punctually paid or duly provided, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (“Special Record Date”) for the payment of such defaulted interest to be fixed by the Company with the consent of the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in said Indenture.

If this Security is a Global Security, all payments in respect of this Security will be payable to the Global Security Holder in its capacity as the registered Holder under the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 12, 2003

THE PREMCOR REFINING GROUP INC.

By:
Name Title

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (including the Additional Securities referred to below, herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 11, 2003, as supplemented by a Supplemental Indenture dated as of November 12, 2003 (as supplemented, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which series is, subject to the following paragraph, initially limited to $175 million aggregate principal amount.

The Securities are entitled to the benefits of the covenants set forth in the Indenture. In addition, pursuant to Section 2.02(t) and Section 8.01(9) of the Indenture, the Securities shall be entitled to the following additional rights:

(i) For purposes of this series of Securities, the first sentence of Section 9.10 of the Indenture is hereby restated as follows: “The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) other than (i) the Securities of this series issued on November 12, 2003 and the obligations outstanding on the Issue Date under the Amended and Restated Term Loan Agreement, and (ii) Permitted Indebtedness, unless after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Company’s Consolidated Operating Cash Flow Ratio is greater than 2 to 1.”; and

(ii) Section 13.04(9) of the Indenture is hereby restated as follows: “(9) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.”

The Company may issue additional securities (the “Additional Securities”) under the Indenture having the same terms in all respects as the Securities (or in all respects except for the payment of interest on the Securities (i) scheduled and paid prior to the date of issuance of such Additional Securities or (ii) payable on the first Interest Payment Date following such date of issuance).

Such Additional Securities shall be treated as part of the same series as the Securities for all purposes under the Indenture and shall vote together with the Securities as part of the same class.

The Securities will not be redeemable at the Company’s option prior to February 1, 2008. On or after February 1, 2008, the Company may redeem all or part of the Securities, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of such Securities to be redeemed at such Holder’s address appearing in the Company’s Security Register, in principal amounts of $1,000 or an integral multiple of $1,000, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Securities to be redeemed, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on February 1 in the years indicated below:

Year	Redemption Price
2008	103.875%
2009	101.938%
2010 and thereafter	100.000%

In addition, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to the extent the net cash proceeds are contributed to the Company’s equity capital to redeem for cash up to 35% in aggregate principal amount of the Securities originally issued hereunder at any time prior to February 1, 2006 at a redemption price equal to 107.750% of the aggregate principal amount, plus accrued and unpaid interest, of the Securities to be redeemed; provided that at least 65% of the principal amount of the Securities originally issued remains outstanding immediately after such redemption. Any such redemption must occur on or prior to 120 days after the Company’s receipt of the Net Available Proceeds of such Equity Offering and upon not less than 30 nor more than 60 days’ notice mailed to each Holder of the Securities to be redeemed at such Holder’s address appearing in the Security Register, in principal amounts of $1,000 or an integral multiple of $1,000.

Subject to the provisions of Article 10 of the Indenture, if less than all of the Securities are to be redeemed at any time, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Securities to be redeemed; provided that Securities redeemed in part will only be redeemed in integral multiples of $1,000.

The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset

Dispositions or (ii) a Change of Control Triggering Event occurs, the Company shall be required to make an Offer to Purchase for some or all of the Securities in accordance with the terms of the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture (as modified by the terms hereof).

In the event of redemption or purchase pursuant to a mandatory offer to purchase this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also provides that, without notice to or consent of any Holder, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated securities in addition to or in place of certificated Securities, or make any other change, in each case, that does not adversely affect the rights of any Holder of a Security in any material respect. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt, which includes (i) all Indebtedness outstanding under the Credit Agreement, (ii) Indebtedness represented by the Senior Notes, the 7½% Notes, the 8?% Notes, the 8?% Notes, the 9¼% Notes and the 9½% Notes, (iii) any other Indebtedness permitted to be incurred by the Company under the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities, and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (v) Indebtedness represented by preferred stock, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any of Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables, or (z) any Indebtedness that is incurred in violation of the Indenture; provided, however, that any Indebtedness incurred under the Credit Agreement, in respect of which the lenders or the agent thereunder receive from the Company a representation that such Indebtedness is Senior Indebtedness for all purposes under the Indenture, shall be Senior Indebtedness for all purposes under the terms of the Securities notwithstanding this clause (z). To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees and each Holder of Securities by accepting a Security consents and agrees to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest, including any Special Interest, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof and provided that prior to the date of the Exchange Offer, all Institutional Accredited Investors that are not QIBs must hold the Securities of this series only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles thereof).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased in its entirety by the Company pursuant to Sections 10.08 and 9.13 of the Indenture, check the box: ☐

If you want to elect to have only a part of this Security purchased by the Company pursuant to Sections 10.08 and 9.13 of the Indenture, state the amount (which must be $1,000 or integral multiples thereof): $                                .

Dated:                          Your Signature:

                                                                                            (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

                                                 (Signature must be guaranteed by a member firm of a national securities exchange or a commercial bank or trust company)

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ________________________	Your Signature: ________________________ (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges of a part of this Global Security for another Global Security or for Definitive Securities have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Security Custodian

Exhibit A-II to the Supplemental Indenture

7¾% SENIOR SUBORDINATED NOTE DUE 2012

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”),

OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR

THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE OR THE COMPANY) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE OR THE COMPANY) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR BENEFICIAL INTERESTS IN THE REGULATION S PERMANENT GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

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THE PREMCOR REFINING GROUP INC.

Cusip No. U74045AE2	$1,225,000

No. 2

The Premcor Refining Group Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum set forth above in United States Dollars (or such other amount indicated on the Schedule of Exchanges of Securities attached hereto) on February 1, 2012 and to pay interest thereon from November 12, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 2004, at the rate of 7¾% per annum, until the principal hereof is paid or made available for payment and such interest shall be payable on demand; provided, however, that if (i) within 150 days following November 12, 2003 the Company has not filed the registration statement relating to the Exchange Offer or has not filed with the Commission a shelf registration statement within 45 days following the date the obligation to file such shelf registration statement arose, or (ii) the registration statement has not become effective or been declared effective by the Commission within 225 days following the Issue Date, or (iii) the shelf registration statement has not become effective within 105 days of the date on which the obligation to file such shelf registration statement arose, or (iv) the Exchange Offer has not been consummated within 30 business days after the effectiveness deadline of the Exchange Offer (if such Exchange Offer is then required to be made); or (v) any registration statement or shelf registration statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded within 30 days by an additional registration statement filed and declared effective (any such event referred to in clauses (i) through (v), the “Registration Default”), then, the per annum interest rate will increase by 0.25% for the period from the occurrence of such Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate); provided, further that if the Exchange Offer has not been consummated within 270 days following the Issue Date (or, if applicable, the shelf registration statement has not become effective by the 150th day after the obligation to file it arose), then the per annum interest rate will increase by an additional 0.25%, to 0.50% (such interest rate increases the “Special Interest”) for so long as the Exchange Offer has not been consummated (or until a shelf registration statement becomes effective).

Any accrued and unpaid interest on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date.

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The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005 maintained for such purpose and at any other office or agency maintained by the Company for such purpose (any such location being called a “Place of Payment”); provided, however, that at the option of the Company, payment of interest may be made by check to the address of the Person entitled thereto as such address shall appear on the Security Register (subject to the next succeeding paragraph). Any such interest not so punctually paid or duly provided, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (“Special Record Date”) for the payment of such defaulted interest to be fixed by the Company with the consent of the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in said Indenture.

If this Security is a Global Security, all payments in respect of this Security will be payable to the Global Security Holder in its capacity as the registered Holder under the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 12, 2003

THE PREMCOR REFINING GROUP INC.

By
Name:
Title:

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By
Authorized Signatory

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (including the Additional Securities referred to below, herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 11, 2003, as supplemented by a Supplemental Indenture dated as of November 12, 2003 (as supplemented, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which series is, subject to the following paragraph, initially limited to $175 million aggregate principal amount.

The Securities are entitled to the benefits of the covenants set forth in the Indenture. In addition, pursuant to Section 2.02(t) and Section 8.01(9) of the Indenture, the Securities shall be entitled to the following additional rights:

(i) For purposes of this series of Securities, the first sentence of Section 9.10 of the Indenture is hereby restated as follows: “The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) other than (i) the Securities of this series issued on November 12, 2003 and the obligations outstanding on the Issue Date under the Amended and Restated Term Loan Agreement, and (ii) Permitted Indebtedness, unless after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Company’s Consolidated Operating Cash Flow Ratio is greater than 2 to 1.”; and

(ii) Section 13.04(9) of the Indenture is hereby restated as follows: “(9) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.”

The Company may issue additional securities (the “Additional Securities”) under the Indenture having the same terms in all respects as the Securities (or in all respects except for the payment of interest on the Securities (i) scheduled and paid prior to the date of issuance of such Additional Securities or (ii) payable on the first Interest Payment Date following such date of issuance). Such Additional Securities shall be treated as part of the same series as the

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Securities for all purposes under the Indenture and shall vote together with the Securities as part of the same class.

The Securities will not be redeemable at the Company’s option prior to February 1, 2008. On or after February 1, 2008, the Company may redeem all or part of the Securities, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of such Securities to be redeemed at such Holder’s address appearing in the Company’s Security Register, in principal amounts of $1,000 or an integral multiple of $1,000, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Securities to be redeemed, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on February 1 in the years indicated below:

Year	Redemption Price
2008	103.875%
2009	101.938%
2010 and thereafter	100.000%

In addition, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to the extent the net cash proceeds are contributed to the Company’s equity capital to redeem for cash up to 35% in aggregate principal amount of the Securities originally issued hereunder at any time prior to February 1, 2006 at a redemption price equal to 107.750% of the aggregate principal amount, plus accrued and unpaid interest, of the Securities to be redeemed; provided that at least 65% of the principal amount of the Securities originally issued remains outstanding immediately after such redemption. Any such redemption must occur on or prior to 120 days after the Company’s receipt of the Net Available Proceeds of such Equity Offering and upon not less than 30 nor more than 60 days’ notice mailed to each Holder of the Securities to be redeemed at such Holder’s address appearing in the Security Register, in principal amounts of $1,000 or an integral multiple of $1,000.

Subject to the provisions of Article 10 of the Indenture, if less than all of the Securities are to be redeemed at any time, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Securities to be redeemed; provided that Securities redeemed in part will only be redeemed in integral multiples of $1,000.

The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control Triggering Event occurs, the Company

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shall be required to make an Offer to Purchase for some or all of the Securities in accordance with the terms of the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture (as modified by the terms hereof).

In the event of redemption or purchase pursuant to a mandatory offer to purchase this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also provides that, without notice to or consent of any Holder, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated securities in addition to or in place of certificated Securities, or make any other change, in each case, that does not adversely affect the rights of any Holder of a Security in any material respect. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the

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Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt, which includes (i) all Indebtedness outstanding under the Credit Agreement, (ii) Indebtedness represented by the Senior Notes, the 7½% Notes, the 8?% Notes, the 8?% Notes, the 9¼% Notes and the 9½% Notes, (iii) any other Indebtedness permitted to be incurred by the Company under the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities, and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (v) Indebtedness represented by preferred stock, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any of Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables, or (z) any Indebtedness that is incurred in violation of the Indenture; provided, however, that any Indebtedness incurred under the Credit Agreement, in respect of which the lenders or the agent thereunder receive from the Company a representation that such Indebtedness is Senior Indebtedness for all purposes under the Indenture, shall be Senior Indebtedness for all purposes under the terms of the Securities notwithstanding this clause (z). To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees and each Holder of Securities by accepting a Security consents and agrees to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest, including any Special Interest, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles thereof).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased in its entirety by the Company pursuant to Sections 10.08 and 9.13 of the Indenture, check the box:  ☐

If you want to elect to have only a part of this Security purchased by the Company pursuant to Sections 10.08 and 9.13 of the Indenture, state the amount (which must be $1,000 or integral multiples thereof): $                                    .

Dated:                      Your Signature:

                                                                                      (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

                                    (Signature must be guaranteed by a member firm of a national securities exchange or a commercial bank or trust company)

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ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ________________________	Your Signature: ________________________ (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

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SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges of a part of this Global Security for another Global Security or for Definitive Securities have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Security Custodian

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